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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  Amendment to
                                    Form 8-K


                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 August 8, 2002
                                (Date of Report)


                                  ULTRAK, INC.
             (Exact name of Registrant as specified in its charter)

Delaware                                 0-9463                      75-2626358
(State or other jurisdiction of        (Commission                (IRS Employer
incorporation or organization)         file Number)         Identification No.)

                             1301 Waters Ridge Drive
                             Lewisville, Texas 75057
                    (Address of principal executive offices)

                                 (972) 353-6500
              (Registrant's telephone number, including area code)

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ULTRAK, INC. and SUBSIDIARIES

Item 5: Other Events

On August 8, 2002, the Company filed the following press release.

[HONEYWELL LOGO]                                                   [ULTRAK LOGO]

News Release

Contact:        Dan Harrison                            Chris T. Sharng
                Honeywell                               Ultrak
                763-954-6184                            972-353-6457

                                                        David Paul
                                                        Ultrak
                                                        972-353-6642

                 HONEYWELL AUTOMATION AND CONTROL SOLUTIONS BUYS
                       ULTRAK'S CLOSED-CIRCUIT TV BUSINESS

         LEWISVILLE, TX, and MINNEAPOLIS, MN - August 8, 2002 - Ultrak Inc. (NASDAQ: ULTK) and Honeywell (NYSE: HON) Automation and Control Solutions (ACS) announced today that Honeywell ACS has agreed to purchase Ultrak's closed-circuit television (CCTV) business for $36 million in cash plus the assumption of trade liabilities. Honeywell will pay Ultrak $30.6 million at closing and the remaining amount in three installments over an 18-month period. The transaction is subject to Ultrak shareholder approval and is expected to close in approximately two to three months.

         The sale includes assets and certain liabilities related to Ultrak's CCTV business in the United States, Germany, Italy, Poland, South Africa, Australia, Singapore and the United Kingdom. Approximately 300 of Ultrak's current 520 employees will join Honeywell. In addition, Honeywell has agreed to license the Ultrak name.

         "Expanding our capabilities in the CCTV market is the logical next step in the evolution of our integrated safety and security solutions for the residential, commercial, industrial and government markets," said Kevin Gilligan, President and CEO of Honeywell Automation and Control Solutions. "The acquisition of Ultrak's CCTV business will complement our industry-leading security offering of access controls and sensors, and provide us with stronger capabilities to grow in the expanding CCTV market."

         "This transaction allows Ultrak to focus on our new strategy and will enormously strengthen the financial base of the company," said Niklaus F. Zenger, Chairman and CEO of Ultrak.

         Ultrak will retain its access control business, consumer/do-it-yourself business, industrial video-product business, mobile video-product business and alarm-management business.

         Honeywell Automation and Control Solutions is a US$8 billion global leader in providing product and service solutions to create efficient, safe, and comfortable environments, and help business and industry improve productivity and profitability. ACS has three businesses: Industry Solutions; Service; Automation and Control Products. It offers heating, ventilation, humidification and air-conditioning equipment controls, security and fire alarm systems, home automation systems, energy-efficient lighting controls, and building management systems and services. It also provides automation systems, advanced software solutions, and value-added services used in a variety of industries. ACS is also a global supplier of sensors, switches, and control products for industrial applications. For more information about ACS, visit www.honeywell.com/acs

         Honeywell is a US$24-billion diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes and industry; automotive products; specialty chemicals; fibers; plastics; and electronic and advanced materials. Honeywell employs approximately 115,000 people in 95 countries and is traded on the New York Stock Exchange under the symbol HON, as well as on the London, Chicago and Pacific stock exchanges. It is one of the 30 stocks that make up the Dow Jones Industrial Average and is also a component of the Standard & Poor's 500 Index. Additional information on the company is available on the Internet at www.honeywell.com.

         For the past 15 years, Ultrak has established a position as a leading supplier of integrated security and surveillance and audio systems globally. Ultrak continues to provide comprehensive, end-to-end solutions to meet and exceed the needs of a number of government, transportation, gaming, financial, correctional, educational, retail, manufacturing, medical and corporate enterprises. With headquarters located in Lewisville, Texas, Ultrak provides access control, digital video, CCTV, intercom and central station monitoring solutions through a global network of dealers and distributors servicing North and South America, Europe, Africa, Asia and Australia. Visit www.ultrak.com or call (800) 796-2288 for further details on Ultrak's complete line of integrated security solutions and products, and to locate a dealer/distributor near you.

         This release contains forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, including statements about future business operations, financial performance and market conditions. Such forward-looking statements involve risks and uncertainties inherent in business forecasts as further described in our filings under the Securities Exchange Act.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ULTRAK, INC.
                                            (Registrant)

Date: August 16, 2002             By: /s/ CHRIS T. SHARNG
                                     -----------------------------------------
                                     Chris T. Sharng, Senior Vice President and
                                     Chief Financial Officer